EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Registration Statement on Form SB-2 of Media Sciences International, Inc. of our report dated August 6, 2003 relating to the consolidated financial statements for the years ended June 30, 2003 and 2002 of Media Sciences International, Inc. We also hereby consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WISS & COMPANY, LLP WISS & COMPANY, LLP

Livingston, New Jersey
January 30, 2004